Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 26, 2016, relating to the consolidated financial statements of MAM Software Group, Inc. and subsidiaries appearing in the Annual Report on Form 10-K of MAM Software Group, Inc. for the year ended June 30, 2016.

/s/ KMJ Corbin & Company LLP

Costa Mesa, California

February 22, 2017